Exhibit 10.9

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of [●], 2021, by and among Europa Growth Acquisition Company, a Cayman Islands exempted company (the “Company”), EGA Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), and [●] (the “Purchaser”).

RECITALS

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”);

WHEREAS, the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one Class A ordinary share, par value $0.0001 per share, of the Company (“Class A Ordinary Shares”, and the Class A Ordinary Shares included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole warrant is initially exercisable to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”, and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants (as defined below) in an aggregate amount equal to the aggregate gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the formation of the Company, the Sponsor and the Company entered into that certain Subscription Agreement, dated as of February 25, 2021 (the “Subscription Agreement”), pursuant to which the Company issued to the Sponsor 5,750,000 shares of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”), and on October 22, 2021, the Company issued an additional 1,006,250 Founder Shares to the Sponsor, resulting in the Sponsor owning a total of 6,756,250 Founder Shares;

WHEREAS, the Sponsor desires to sell, and the Purchaser desires to purchase, in a private placement that will close simultaneously with the IPO Closing, [●]% of the number of Founder Shares issued and outstanding after the IPO Closing (excluding the exercise of any Over-allotment Option (as defined below)) and the Company desires to issue and sell, and the Purchaser desires to purchase, in a private placement that will close simultaneously with the IPO Closing, [●] warrants which are identical to the Public Warrants except that they will be non-redeemable (except under certain limited circumstances) and exercisable on a cashless basis so long as they are held by the Purchaser or its permitted transferees (the “Private Placement Warrants” and together with the Founder Shares, the “Securities”); and

WHEREAS, the Company, the Sponsor and the Purchaser intend for the purchase of Founder Shares and Private Placement Warrants as set forth herein to be made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	Sale and Purchase.

(a)    Securities.

(i)    Subject to the terms and conditions hereof, the Purchaser hereby irrevocably agrees to purchase from the Sponsor, and the Sponsor agrees to sell to the Purchaser, the number of Founder Shares set forth on Schedule A hereto for the aggregate purchase price therefor set forth on Schedule A hereto (the “Shares Purchase Price”).

(ii)    Subject to the terms and conditions hereof, the Purchaser hereby irrevocably subscribes for and agrees to purchase, and the Company agrees to sell to the Purchaser, the number of Private Placement Warrants set forth on Schedule A hereto for the aggregate purchase price therefor set forth on Schedule A hereto (the“Warrant Purchase Price” and together with the Shares Purchase Price, the “Purchase Price”).

(iii)    Purchaser will fund 100% of the Purchase Price five (5) Business Days (as defined below) before the IPO Closing, which funding shall be specified in writing (which writing may be via electronic mail) from the Sponsor to Purchaser at least two (2) Business Days in advance of such funding date. On the date of the IPO Closing, the Purchaser shall purchase from the Sponsor, and the Sponsor shall transfer and sell to the Purchaser, the number of Founder Shares set forth on Schedule A hereto, and the Purchaser shall purchase from the Company the number of Private Placement Warrants set forth on Schedule A hereto, for the aggregate purchase price set forth on Schedule A hereto; provided, however, that if the actual aggregate offering price of the IPO (excluding the exercise of the underwriters’ over-allotment option in connection with the IPO (the “Over-allotment Option”)) is less than $188,000,000 or greater than $282,000,000, then the Purchaser shall not be obligated to remit the Purchase Price as set forth in Section 1(a)(i) or (ii) and the Purchaser may in its sole discretion terminate this Agreement which shall be of no further force or effect; and provided, further, that in the case of any such termination, the Purchase Price shall be promptly returned to the Purchaser. As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York. The Purchaser acknowledges that the Securities, and any securities of the Company that may be distributed to the Purchaser on account of the Securities, will be subject to restrictions on transfer as set forth in this Agreement.

(iv)    On the date of the IPO Closing, the Company shall transfer to the Purchaser the number of Private Placement Warrants set forth on Schedule A hereto.

(v)    On the date of the IPO Closing, the Sponsor shall transfer to the Purchaser the number of Founder Shares set forth on Schedule A hereto.

(vi)    If the IPO Closing does not occur by the Outside Date (as defined below), the Purchase Price shall be promptly refunded to Purchaser, and the Purchaser shall have the right to terminate this Agreement which shall be of no further force or effect.

(b)    Closing Conditions. The Purchaser’s obligation to purchase the Securities and the Company’s and the Sponsor’s obligation to sell the Securities to the Purchaser is conditioned upon satisfaction of the following conditions precedent (any or all of which may be waived by the Company, the Sponsor and the Purchaser in its sole discretion with respect to the other parties’ conditions):

(i)    The IPO Closing shall have occurred by November 30, 2021 (the “Outside Date”);

(ii)    On the date of the IPO Closing, no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(iii)    The representations and warranties of the Company, the Sponsor and the Purchaser, contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the IPO Closing as if made on the date of such closing.

(c)    Delivery of Securities.

(i)    The Company shall register the Purchaser as the owner of the Securities with the Company’s transfer agent by book entry upon the purchase thereof (provided that prior to the Company’s appointment of a transfer agent it shall register the Purchaser as the owner of such securities in the Company’s share ledger upon the purchase thereof).

(ii)    Each register and book entry for the Securities shall contain a notation and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBSCRIPTION AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(d)    Legend Removal. Following the expiration of the transfer restrictions set forth in Section 6(a), if the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of Rule 144 under the Securities Act, or if they are registered for resale under the Securities Act pursuant to a shelf registration statement, then at the Purchaser’s written request, the Company will use commercially reasonable efforts to cause the Company’s transfer agent to remove the legend set forth in Section 1(c)(ii), subject to compliance by the Purchaser with the reasonable and customary procedures for such removal required by the Company or its transfer agent. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Securities without any such legend.

(e)    Registration Rights. On the effective date of the Registration Statement, the Company shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor, the Purchaser and certain other parties thereto, in form customary for similar initial public offerings. The Registration Rights Agreement shall provide the Purchaser with registration rights with respect to the Securities that are no less favorable to the Purchaser than the registration rights of the Sponsor set forth therein.

(f)    Expression of Interest to Purchase Units in the IPO. The Purchaser hereby expresses an interest to purchase (or for its affiliates to purchase) a number of Public Units of the Company that are sold to the public in the IPO equal to an aggregate of [●]% of the number of such units sold in the IPO (excluding the exercise of any Over-allotment Option). If Purchaser or its affiliates indicate to the Company’s underwriters an offer to purchase less than [●]% of the Public Units sold in the IPO (excluding the exercise of any Over-allotment Option) (the “IPO

Purchase Floor”), then Purchaser’s allocation of Founder Shares and Private Placement Warrants shall be reduced to zero (0) and 100% of the Purchase Price shall be returned to Purchaser. For the avoidance of doubt, the Purchaser and its affiliates have no obligation to purchase Public Units of the Company that are sold to the public in the IPO, and the failure to do so shall not constitute a breach of this Agreement.

2.    Agreements of the Parties.

(a)    Right of First Refusal. In the event a private investment in public equity (“PIPE”) transaction is raised in connection with a Business Combination by the Company, the Purchaser and/or its affiliates shall be offered the right to invest in up to 10% of the PIPE on substantially the same terms as all other investors in the PIPE.

(b)    Additional Support. The Company and/or the Sponsor may reasonably request that the Purchaser provide advice or support to the Company and/or the Sponsor in connection with the management of the Company and/or the initial Business Combination. However, the Purchaser shall be under no obligation to provide such support, and the Purchaser’s choice not to provide such advice or support shall not be considered a breach of this Agreement.

(c)    Certain Forfeiture Agreements. In the event that the aggregate amount of proceeds raised in the IPO (excluding the exercise of any Over-allotment Option), is less than $235,000,000, Purchaser agrees to forfeit Founder Shares and Private Placement Warrants, each in an amount equal to (x) the number of Founder Shares and Private Placement Warrants purchased by Purchaser pursuant to this Agreement multiplied by (y) one (1) minus a fraction, the numerator of which shall be the aggregate amount of proceeds raised in the IPO (excluding the exercise of any Over-allotment Option), and the denominator of which is $235,000,000, and in the event of such forfeiture pursuant to this Section 2(c), the corresponding portion of the Purchase Price shall be returned to the Purchaser. The Founder Shares and Private Placement Warrants purchased by Purchaser pursuant to this Agreement shall not be subject to any other vesting, forfeiture, surrender, claw-back, transfer, disposal, exchange and/or earn-out terms that may be agreed by the Sponsor and/or the Company in connection with the IPO or the negotiation of the Company’s Business Combination. For the avoidance of doubt, the Founder Shares purchased by the Purchaser pursuant to this Agreement shall not be subject to forfeiture in the event that the Over-allotment Option is not exercised.

3.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)    Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)    Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)    Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(d)    Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of its organizational documents, (ii) under any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e)    Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than the Company) to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)    Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management. Purchaser has had an opportunity to review a draft of the Registration Statement.

(g)    Restricted Securities. The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the

SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities except pursuant to the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company has confidentially submitted the Registration Statement for its proposed IPO. The Purchaser understands that the offering of Securities and transactions contemplated hereunder are not and are not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to its purchase of Securities hereunder.

(h)    No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has not made any assurances that a public market will ever exist for the Securities.

(i)    High Degree of Risk. The Purchaser understands that the purchase of the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j)    Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)    No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(l)    Place of Investment Decision. The Purchaser’s investment decision was made in the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(m)    Adequacy of Financing. The Purchaser will, when such funds are due hereunder, have sufficient funds to satisfy its obligations under this Agreement.

(n)    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company and the Sponsor in Section 4 and Section 5 of this Agreement, respectively, and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”) or by the Sponsor, any person on behalf of the Sponsor or any of the Sponsor’s affiliates (collectively, the “Sponsor Parties”) with respect to the transactions contemplated hereby.

4.    Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the Purchaser as follows:

(a)    Organization and Corporate Power. The Company is incorporated and validly existing and in good standing as a corporation under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)    Capitalization. The authorized share capital of the Company consists, as of the date hereof:

(i)    500,000,000 Class A Ordinary Shares, none of which is issued and outstanding;

(ii)    50,000,000 Class B Ordinary Shares, 6,756,250 of which are issued and outstanding and 6,756,250 of which are held by the Sponsor and/or certain officers, directors or advisors of the Company. All of the outstanding Class B Ordinary Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

(iii)    5,000,000 shares of preferred shares, none of which is issued and outstanding.

(c)    Authorization. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)    Valid Issuance of Securities.

(i)    The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and fully paid, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(f) below, the Securities will be issued in compliance with all applicable federal and state securities laws, rules and regulations.

(ii)    No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the

Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)    IPO. The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

(f)    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(g)    Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the memorandum and articles of association or other governing documents of the Company, (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(h)    Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities.

(i)    Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(j)    Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(k)    Sanctions. Neither the Company, nor, to the Company’s knowledge, any director, director nominee, officer, or employee of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (a) the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria). The Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(l)    Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(m)    No General Solicitation. Neither the Company nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Securities.

(n)    Non-Public Information. The Company represents and warrants that none of the information conveyed to the Purchaser in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement.

(o)    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or the offering of Securities hereunder, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

5.    Representations, Warranties and Covenants of the Sponsor. The Sponsor represents, warrants and covenants as follows:

(a)    Organization and Power. The Sponsor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)    Authorization. The Sponsor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Sponsor, will constitute the valid and legally binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 5 and in any certificate or agreement delivered pursuant hereto, none of the Sponsor Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Sponsor or the offering of Securities hereunder, and the Sponsor Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Sponsor Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

(d)    Most Favored Nation. Substantially concurrently with the execution of this agreement, the Company and the Sponsor are entering into separate agreements with other “anchor investors” in respect of the purchase of Founder Shares and/or Private Placement Warrants. The Company and the Sponsor represent that the material terms of such other agreements are no more favorable to such other “anchor investors” thereunder than the terms of this Agreement (other than with respect to the amount of Founder Shares and/or Private Placement Warrants to be purchased and the price therefor). In the case that another “anchor investor” is afforded any such more favorable terms than the Purchaser, the Sponsor and the Company shall immediately so inform the Purchaser of such more favorable terms, and the Purchaser shall have the right to elect to have such more favorable terms, in which case the parties hereto shall promptly amend this agreement to effect the same.

6.    Additional Agreements and Acknowledgements of the Purchaser.

(a)    Transfer Restrictions. The Purchaser agrees that, except for Transfers (as defined below) to third parties, it shall not Transfer (i) any Founder Shares until the earlier of (A) one year after the closing of the Business Combination (the “Business Combination Closing”) and

(B) the date following the Business Combination Closing on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (such period, the “Lock-up Period”) or (ii) any Private Placement Warrants (or any shares of Ordinary Shares issuable upon exercise of the Private Placement Warrants) until 30 days after the Business Combination Closing. Notwithstanding the foregoing, if subsequent to the Business Combination Closing, the last reported sale price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Business Combination Closing, the Founder Shares shall be released from the lockup referenced in this Section 6(a). Notwithstanding the first sentence hereinabove, Transfers of the Securities are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family or affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the completion of a Business Combination at prices no greater than the price at which the securities were originally purchased; (vi) in the event of the Company’s liquidation prior to the completion of the Business Combination; (vii) by virtue of the laws of the State of Delaware or of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; and (viii) to the Purchaser’s affiliates, to any investment fund or other entity controlled or managed by the Purchaser, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor or to any investment fund or other entity controlled or managed by such persons; (each of the foregoing, a “Permitted Transferee”); provided, however, that in the case of clauses (i) through (v), (vii) and (viii) these Permitted Transferees must enter into a written agreement agreeing to be bound by the terms of this Agreement, including these transfer restrictions. As used in this Agreement, “Transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities; (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y); provided further, that this Section 6(a) shall not prohibit the Purchaser from effecting a Short Sale (as defined below) with securities that do not constitute “Securities” under this Agreement.

(b)    Trust Account.

(i)    The Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public shareholders upon the IPO Closing. The Purchaser hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii)    The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(c)    No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf, will engage in any Short Sales with respect to securities of the Company prior to the closing of the Business Combination. For purposes of this Section 6(c), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act. Notwithstanding anything to the contrary set forth herein, (i) nothing herein shall prohibit any entities under common management or that share an investment advisor with the Purchaser that have no knowledge of this Agreement or of the Purchaser’s participation in the transactions contemplated in this Agreement (including the Purchaser’s controlled affiliates and/or other affiliates) from entering into any Short Sales and (ii) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, this Section 6(c) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the amount of Securities pursuant to this Agreement. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Securities may be pledged by the Purchaser in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Purchaser effecting a pledge of Securities shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Securities may be subject to contractual lock ups or prohibition on pledging (including specifically, but not by limitation, an acknowledgment that the Founder Shares are subject to such lock-up periods as are described in the Registration Statement), the form of such acknowledgment to be subject to review and comment by the Company in all respects. Notwithstanding the foregoing, Purchaser shall not pledge the Securities unless the terms of such pledge permit or require that voting control over any such pledged Securities remains within the sole control of the Purchaser.

(d)    Use of Purchaser’s Name. Neither the Company nor the Sponsor will, without the written consent of the Purchaser in each instance, use in advertising, publicity or otherwise the name of the Purchaser or any of its affiliates, or any director, officer or employee of the Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Purchaser or its affiliates or any information relating to the business or operations of the Purchaser or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Notwithstanding the foregoing, the Company may disclose the Purchaser’s name and information concerning the Purchaser (A) in the Registration Statement and to the extent otherwise required by law, regulation or regulatory requestor or (B) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require the Purchaser’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential. The Company and the Sponsor agree to provide to the Purchaser for the Purchaser’s review any disclosure in any registration statement, proxy statement or other document in advance of the submission, filing or disclosure of such document in connection with the transactions contemplated by this Agreement with respect to the Purchaser or any of its affiliates, and will not make any such submission, filing or disclosure without including any revisions reasonably requested in writing by the Purchaser or to the extent the Purchaser has a good faith objection to such submission, filing or disclosure.

(e)    Stock Exchange Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Ordinary Shares and Warrants on The Nasdaq Capital Market (or another national securities exchange) until the third anniversary of the Business Combination Closing.

7.    General Provisions.

(a)    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Europa Growth Acquisition Company, Baarerstrasse 78, CH-6300, Zug Switzerland, Attention: Kamil Borowik, Email: kamil@europagrowth.com, with a copy to Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, NY 10281, Attention: Stephen Fraidin, Email: stephen.fraidin@cwt.com, William P. Mills, Email: william.mills@cwt.com and Gregory P. Patti, Jr., Email: greg.patti@cwt.com.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereto, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 7(a).

(b)    No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)    Survival. All of the representations and warranties contained herein, as well as any other provisions of this Agreement which by their terms must survive the consummation of the transactions contemplated by this Agreement in order to have their intended effect, shall survive the consummation of the transactions contemplated by this Agreement.

(d)    Entire Agreement. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)    Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)    Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)    Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)    Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)    Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)    WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)    Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company, the Sponsor and the Purchaser.

(m)    Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)    Expenses. Each of the Company, the Sponsor and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(o)    Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)    Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)    Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party hereto in accordance with the terms hereof and that the such party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r)    Confidentiality. Except as may be required by law, rule, regulation or applicable stock exchange listing requirements, or as may be requested or required by any governing authority (but subject in any case to the provisions of Section 6(d) hereof), unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, members, partners, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that the Purchaser shall be liable for any breach of such confidentiality obligations by any such person or entity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

EUROPA GROWTH ACQUISITION COMPANY

By:

Name:	Kamil Borowik
Title:	Chief Financial Officer

SPONSOR:

EGA Sponsor LLC

By:

Name:	Walid Kamhawi
Title:	Managing Member

[Signature Page to Subscription Agreement]

PURCHASER:

[●]

By:
Name:
Title:

Purchaser’s Address for Notices:

[●]

[Signature Page to Subscription Agreement]

Schedule A

	Number of Securities		Initial Purchase Price Per Share or Warrant		Aggregate Purchase Price
Founder Shares	[	●]	[	●]	[	●]
Private Placement Warrants	[	●]	[	●]	[	●]